Exhibit 10.34d

FOURTH AMENDMENT TO THE
O’SULLIVAN INDUSTRIES HOLDINGS, INC.
SAVINGS AND PROFIT SHARING PLAN
(July 1, 1997 Restatement)

This Amendment is made by O’Sullivan Industries Holdings, Inc., a Delaware corporation (the “Employer”).

        WHEREAS, the Employer sponsors the O’Sullivan Industries Holdings, Inc. Savings and Profit Sharing Plan (the “Plan”); and

        WHEREAS, pursuant to the terms of the Plan, the Employer reserved the right to amend the Plan from time to time in its discretion; and

        WHEREAS, the Plan was most recently amended and restated in its entirety generally effective as of July 1, 1997; and

        WHEREAS, the Employer desires to amend the provisions of the Plan relating to mandatory distributions of small accounts and to make certain other changes.

        NOW, THEREFORE, the Plan is amended as follows effective as of May 1, 2005, except as set forth herein:

         A.        Section 2.19 is amended to read as follows:

                     2.19 “Entry Date” means each business day during a Plan Year.

         B.        The last sentence of Section 3.03 is amended to read as follows:

A Participant who fails to elect to make Employee Pre-Tax Contributions when first eligible may enroll in the Plan in accordance with Section 4.02.

         C.        Section 4.02 is amended to read in its entirety as follows:

4.02 Change of Election. A Participant may elect to increase or decrease the percentage of his Compensation to be contributed as Employee PreTax Contributions by notifying the Committee in the manner designated by and acceptable to the Committee. A Participant’s change of election shall be implemented as soon as administratively practicable following receipt of such election.

         D.     Section 4.03 is amended to read in its entirety as follows:

4.03 Suspension and Recommencement of Contributions. A Participant may elect to suspend his Employee Pre-Tax Contributions by notifying the

Committee in the manner designated by and acceptable the Committee. A Participant’s election to suspend contributions shall be implemented as soon as administratively practicable following receipt of such election. Following a suspension of contributions of at least three (3) months, a Participant may again elect to make Employee Pre-Tax Contributions in accordance with Section 4.02. In the event of a hardship withdrawal by a Participant pursuant to Section 6.01, the Participant’s Employee Pre-Tax Contributions hereunder shall be automatically suspended for a period of twelve months (or effective January 1, 2002, a period of six months.

         E.        Section 10.06 is amended by adding the following to the end of said Section:

Effective March 28, 2005, and subject to the administrative grace period set forth in IRS Notice 2005-5 or other applicable guidance, in the event of a mandatory distribution greater than one thousand dollars ($1,000) pursuant to Section 10.03(f), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with the foregoing provisions of this Section, then the Committee will direct payment of such distribution in the form of a direct rollover to an individual retirement plan designated by the Committee.

         F.        In all other respects, the Plan shall remain in effect.

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        IN WITNESS WHEREOF, the Employer has executed this Amendment this 4th day of May, 2005, but effective as of the dates set forth herein.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

By:	/s/ Robert S. Parker
Robert S. Parker
Title:	President and Chief Executive Officer

Attest:

/s/ Rowland H. Geddie, III
Rowland H. Geddie, III
Vice President, General Counsel
and Secretary

SUMMARY OF AMENDMENT

    A.        Section 2.19 is amended to allow a participant to join

        the plan as of any business day during the year.

    B.        Section 3.03 is amended to allow a participant to enroll

in the plan as of any payroll period during the year.

    C.        Section 4.02 is amended to allow a participant to

increase or decrease a prior deferral election at anytime during the year.

    D.        Section 4.03 is amended to allow a participant to suspen

a prior deferral election at anytime during the year.

    E.        Section 10.06 is amended to provide for automatic

rollover of account balances not exceeding $5,000 but greater than $1,000.